Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS RECORD RESULTS FOR SECOND QUARTER 2006;

DILUTED EPS UP 12.5%, NET INCOME UP 12% OVER PRIOR YEAR

SILVER SPRING, Md. (July 25, 2006) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the second quarter of 2006:

•	Diluted earnings per share (EPS) increased 12.5% to $0.36, compared to $0.32 for second quarter 2005.

•	Net income grew 12% from $21.5 million in second quarter 2005 to $24.1 million in the same period of this year.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 13% to $44.7 million from $39.7 million in second quarter 2005.

•	Operating income increased 13% to $42.1 million, compared to $37.4 million for the same period in 2005.

•	Total revenues increased 15% to $140.5 million compared to the second quarter of 2005.

•	Domestic system-wide revenue per available room (RevPAR) increased 7.7%, Average Daily Rate (ADR) increased 5.7% and occupancy rose 110 basis points compared to the second quarter of 2005.

•	Domestic unit growth increased 4.8% compared to the second quarter 2005 (excluding the 2005 acquisition of Suburban, domestic unit growth increased 3.2%).

•	Year-to-date contracts for new construction hotel franchises increased 14% to 106; overall year-to-date new domestic hotel franchise contracts were comparable to the second quarter 2005, with 275 contracts executed in 2006 as compared to 276 in the prior year’s first two quarters.

•	Executed five contracts for new upscale Cambria Suites brand during the quarter, with 15 signed year-to-date and 28 since the brand was introduced in 2005. First property in Boise, Idaho expected to open in December 2006.

•	The domestic hotel pipeline of hotels under construction, awaiting conversion or approved for development increased more than 45% from the prior year to 687 hotels, representing 53,765 rooms; an additional 65 hotels, representing 5,993 rooms, were in the worldwide pipeline at June 30, 2006.

“We continue to focus on brand enhancements and are seeing strong growth in occupancy, average daily rate and RevPAR,” said Charles A. Ledsinger, Jr., president and chief executive officer. “We are pleased with the substantial increase in year-to-date sales of our new construction brands, most notably with our Cambria Suites and Comfort Suites offerings.”

“We believe that the inherent strength of our business model, the ongoing improvements to our core brands, and the expansion of our newest brands will enable us to drive top-line and bottom-line growth in a variety of economic cycles,” Ledsinger added. “We are very pleased with the 13 percent increase in EBITDA over the prior year’s second quarter and remain confident about the company’s long-term prospects.”

Outlook for 2006

The company’s third quarter 2006 diluted EPS is expected to be $0.46. Full-year 2006 diluted EPS is expected to be $1.45. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is expected to be $175 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2006;

•	RevPAR is expected to increase 5% for third quarter 2006 and 6% for full-year 2006;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2006;

•	All figures assume the existing share count, include stock-based compensation expense and assume an effective tax rate of 36% for full year 2006.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders. This is primarily achieved through share repurchases and dividends.

For the six months ended June 30, 2006, the company paid $16.9 million of cash dividends to shareholders. The annual dividend rate per common share is $0.52.

The company has remaining authorization to purchase up to 5.1 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 33.6 million shares of its common stock for a total cost of $711.9 million through July 25, 2006. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 66.6 million shares at an average price of $10.69 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday, July 26, 2006, at 10 a.m. EDT to discuss the company’s second quarter 2006 results. The call-in number to listen to the call is 1-877-209-0397. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com for those unable to listen to the call on July 26. The call will also be available for replay until August 26, 2006, by calling 1-800-475-6701 (access code 832732).

Items Impacting Comparability

Acquisition of Suburban

During 2005, the company acquired Suburban Franchise Holding Company, Inc. (“Suburban”), which included 67 Suburban Extended Stay Hotel units open and operating in the United States. The results of operations for Suburban have been included in the company’s results of operations since September 28, 2005.

Two-for-One Stock Split

In October 2005, the company effected a two-for-one stock split of its outstanding shares of common stock, par value $.01 per share. Unless otherwise noted, all share information in this release and in the accompanying exhibits, including per share amounts, have been proportionally adjusted as if the two-for-one stock split had been effective as of the date or period presented.

About Choice Hotels

Choice Hotels International franchises more than 5,200 hotels, representing more than 430,000 rooms, in the United States and more than 40 countries and territories. As of June 30, 2006, 687 hotels are under development in the United States, representing 53,765 rooms, and an additional 65 hotels, representing 5,993 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. The company’s Form 10-K for the year ended December 31, 2005 details some of the important risk factors that you should review.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins, EBITDA, and free cash flows are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating income, operating margins, and cash flows from operations. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

Joseph M. Squeri, Executive Vice President and Chief Financial Officer

(301) 592-5006

Anne Madison, Vice President, Corporate Communications

(301) 592-6723

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2006 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Variance		2006	2005	Variance
(In thousands, except per share amounts)			$	%			$	%
REVENUES:

Royalty fees	$53,146	$46,515	$6,631	14%	$93,010	$80,157	$12,853	16%
Initial franchise and relicensing fees	6,723	6,591	132	2%	12,366	10,902	1,464	13%
Partner services	4,900	4,596	304	7%	7,682	7,236	446	6%
Marketing and reservation	72,742	62,610	10,132	16%	130,718	111,653	19,065	17%
Hotel operations	1,180	1,141	39	3%	2,160	2,061	99	5%
Other	1,849	842	1,007	120%	4,022	1,454	2,568	177%

Total revenues	140,540	122,295	18,245	15%	249,958	213,463	36,495	17%

OPERATING EXPENSES:

Selling, general and administrative	22,242	19,199	3,043	16%	40,517	35,952	4,565	13%
Depreciation and amortization	2,642	2,256	386	17%	4,991	4,581	410	9%
Marketing and reservation	72,742	62,610	10,132	16%	130,718	111,653	19,065	17%
Hotel operations	800	813	(13)	(2)%	1,545	1,561	(16)	(1)%

Total operating expenses	98,426	84,878	13,548	16%	177,771	153,747	24,024	16%

Operating income	42,114	37,417	4,697	13%	72,187	59,716	12,471	21%

OTHER INCOME AND EXPENSES:
Interest expense	4,044	3,872	172	4%	8,084	7,479	605	8%
Interest and other investment (income) loss	174	(404)	578	(143)%	(530)	(273)	(257)	94%
Equity in net income of affiliates	(130)	(155)	25	(16)%	(388)	(354)	(34)	10%
Loss on extinguishment of debt	342	—	342	NM	342	—	342	NM
Other	—	(53)	53	(100)%	—	(186)	186	(100)%

Total other income and expenses, net	4,430	3,260	1,170	36%	7,508	6,666	842	13%

Income before income taxes	37,684	34,157	3,527	10%	64,679	53,050	11,629	22%
Income taxes	13,548	12,609	939	7%	22,878	19,503	3,375	17%

Net income	$24,136	$21,548	$2,588	12%	$41,801	$33,547	$8,254	25%

Weighted average shares outstanding-basic	65,356	64,452			65,070	64,297

Weighted average shares outstanding-diluted	67,105	66,677			66,925	66,498

Basic earnings per share	$0.37	$0.33	$0.04	12%	$0.64	$0.52	$0.12	23%

Diluted earnings per share	$0.36	$0.32	$0.04	12.5%	$0.62	$0.50	$0.12	24%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands)	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS

Cash and cash equivalents	$21,658	$16,921
Accounts receivable, net	40,724	37,155
Deferred income taxes	2,620	2,616
Other current assets	6,728	6,308

Total current assets	71,730	63,000

Fixed assets and intangibles, net	146,679	150,376
Receivable — marketing and reservation fees	16,565	13,225
Investments, employee benefit plans, at fair value	28,043	23,337
Other assets	17,259	15,162

Total assets	280,276	265,100

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current portion of long-term debt	146	146
Other current liabilities	129,361	119,999

Total current liabilities	129,507	120,145

Long-term debt	224,331	273,972
Deferred compensation & retirement plan obligations	35,147	28,987
Other liabilities	9,314	9,172

Total liabilities	398,299	432,276

Total shareholders’ deficit	(118,023)	(167,176)

Total liabilities and shareholders’ deficit	$280,276	$265,100

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(In thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$41,801	$33,547

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,991	4,581
Gain on sale of assets	—	(186)
Provision for bad debts	(127)	68
Non-cash stock compensation	5,550	2,561
Non-cash interest and other investment (income) loss	(107)	87
Loss on extinguishment of debt	342	—
Equity in net income of affiliates	(388)	(354)

Changes in assets and liabilities:
Receivables	(3,414)	(2,778)
Receivable - marketing and reservation fees, net	670	(5,754)
Accounts payable	8,404	10,109
Accrued expenses and other	(7,549)	(2,240)
Income taxes payable	4,815	13,610
Deferred income taxes	(1,912)	309
Deferred revenue	3,603	4,255
Other current assets	(420)	449
Other liabilities	6,200	5,014

NET CASH PROVIDED BY OPERATING ACTIVITIES*	62,459	63,278

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(4,045)	(8,023)
Proceeds from disposition of assets	—	1,812
Issuance of notes receivable	(1,277)	(449)
Proceeds from sales of investments	1,387	2,834
Purchases of investments	(5,784)	(6,508)
Other items, net	232	(441)

NET CASH USED IN INVESTING ACTIVITIES	(9,487)	(10,775)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(73)	(73)
Net repayments pursuant to revolving credit facility	(49,600)	(23,704)
Debt issuance costs	(472)	(193)
Excess tax benefits from stock-based compensation	11,983	—
Purchase of treasury stock	(1,132)	(18,843)
Dividends paid	(16,925)	(14,494)
Proceeds from exercise of stock options	7,984	9,255

NET CASH USED IN FINANCING ACTIVITIES	(48,235)	(48,052)

Net change in cash and cash equivalents	4,737	4,451
Cash and cash equivalents at beginning of period	16,921	28,518

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,658	$32,969

*	Net cash provided by operating activities for the six months ended June 30, 2005 includes approximately $6.0 million of excess tax benefits related to stock-based compensation. Effective January 1, 2006, the Company began reporting these excess tax benefits as cash flows from financing activities as a result of the adoption of Statement of Financial Accounting Standards No. 123R “Accounting for Stock-Based Compensation”

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Six Months Ended June 30, 2006			For the Six Months Ended June 30, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
COMFORT INN	$69.76	57.9%	$40.40	$65.58	55.7%	$36.51	6.4%	220	bps	10.7%
COMFORT SUITES	81.30	64.3%	52.24	75.65	61.5%	46.52	7.5%	280	bps	12.3%
QUALITY	64.26	50.8%	32.63	62.17	49.5%	30.78	3.4%	130	bps	6.0%
CLARION	77.11	48.1%	37.11	71.87	47.8%	34.35	7.3%	30	bps	8.0%
SLEEP	64.64	58.6%	37.87	60.39	56.4%	34.06	7.0%	220	bps	11.2%
MAINSTAY	66.48	63.7%	42.33	62.37	60.6%	37.80	6.6%	310	bps	12.0%
ECONO LODGE	50.52	43.3%	21.89	48.13	43.6%	21.00	5.0%	-30	bps	4.2%
RODEWAY	48.57	41.9%	20.33	46.22	43.4%	20.05	5.1%	-150	bps	1.4%

TOTAL DOMESTIC SYSTEM*	$67.21	53.7%	$36.12	$63.51	52.5%	$33.32	5.8%	120	bps	8.4%

	For the Three Months Ended June 30, 2006			For the Three Months Ended June 30, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
COMFORT INN	$71.84	64.0%	$45.97	$67.32	61.7%	$41.51	6.7%	230	bps	10.7%
COMFORT SUITES	83.04	69.5%	57.72	77.37	67.3%	52.09	7.3%	220	bps	10.8%
QUALITY	66.18	56.5%	37.36	64.39	55.0%	35.44	2.8%	150	bps	5.4%
CLARION	77.77	53.5%	41.63	73.33	53.8%	39.46	6.1%	-30	bps	5.5%
SLEEP	66.69	65.2%	43.47	62.49	62.5%	39.07	6.7%	270	bps	11.3%
MAINSTAY	67.43	70.3%	47.39	63.75	66.7%	42.55	5.8%	360	bps	11.4%
ECONO LODGE	52.09	47.5%	24.75	49.68	48.4%	24.05	4.9%	-90	bps	2.9%
RODEWAY	49.98	44.5%	22.23	46.93	47.2%	22.15	6.5%	-270	bps	0.4%

TOTAL DOMESTIC SYSTEM*	$69.01	59.2%	$40.87	$65.30	58.1%	$37.95	5.7%	110	bps	7.7%

*	Amounts exclude Suburban activity from January 1, 2006 through June 30, 2006 because comparable pre-acquisition data for Q2 2005 is not available

	For the Quarter Ended		For the Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
System-wide effective royalty rate	4.12%	4.09%	4.10%	4.08%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	June 30, 2006		June 30, 2005		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
COMFORT INN	1,411	110,440	1,448	114,023	(37)	(3,583)	(2.6)%	(3.1)%
COMFORT SUITES	417	32,786	402	31,648	15	1,138	3.7%	3.6%
QUALITY	692	68,407	612	61,783	80	6,624	13.1%	10.7%
CLARION	157	23,262	155	23,543	2	(281)	1.3%	(1.2)%
SLEEP	320	24,133	317	24,169	3	(36)	0.9%	(0.1)%
MAINSTAY	27	2,047	28	2,189	(1)	(142)	(3.6)%	(6.5)%
SUBURBAN	64	8,439	—	—	64	8,439	NM	NM
ECONO LODGE	825	50,673	795	49,741	30	932	3.8%	1.9%
RODEWAY	203	12,469	169	10,381	34	2,088	20.1%	20.1%

DOMESTIC FRANCHISES	4,116	332,656	3,926	317,477	190	15,179	4.8%	4.8%
INTERNATIONAL FRANCHISES	1,168	98,818	1,161	97,211	7	1,607	0.6%	1.7%

TOTAL FRANCHISES	5,284	431,474	5,087	414,688	197	16,786	3.9%	4.0%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2006			For the Six Months Ended June 30, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
COMFORT INN	24	18	42	20	25	45	20%	(28)%	(7)%
COMFORT SUITES	41	2	43	29	3	32	41%	(33)%	34%
QUALITY	5	57	62	2	72	74	150%	(21)%	(16)%
CLARION	1	18	19	1	8	9	0%	125%	111%
SLEEP	10	—	10	22	1	23	(55)%	(100)%	(57)%
MAINSTAY	3	1	4	9	—	9	(67)%	NM	(56)%
SUBURBAN	6	2	8	—	—	—	NM	NM	NM
CAMBRIA SUITES	15	—	15	6	—	6	150%	NM	150%
ECONO LODGE	—	23	23	4	49	53	(100)%	(53)%	(57)%
RODEWAY	1	48	49	—	25	25	NM	92%	96%

TOTAL DOMESTIC SYSTEM	106	169	275	93	183	276	14%	(8)%	(0)%

	For the Three Months Ended June 30, 2006			For the Three Months Ended June 30, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
COMFORT INN	9	5	14	12	15	27	(25)%	(67)%	(48)%
COMFORT SUITES	29	2	31	16	3	19	81%	(33)%	63%
QUALITY	3	32	35	1	42	43	200%	(24)%	(19)%
CLARION	—	9	9	—	5	5	NM	80%	80%
SLEEP	7	—	7	15	—	15	(53)%	NM	(53)%
MAINSTAY	1	—	1	9	—	9	(89)%	NM	(89)%
SUBURBAN	3	2	5	—	—	—	NM	NM	NM
CAMBRIA	5	—	5	5	—	5	0%	NM	0%
ECONO LODGE	—	14	14	1	33	34	(100)%	(58)%	(59)%
RODEWAY	1	33	34	—	16	16	NM	106%	113%

TOTAL DOMESTIC SYSTEM	58	97	155	59	114	173	(2)%	(15)%	(10)%

EXHIBIT 7

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2006	2005	2006	2005
Franchising Revenues:

Total Revenues	$140,540	$122,295	$249,958	$213,463
Adjustments:
Marketing and reservation revenues	(72,742)	(62,610)	(130,718)	(111,653)
Hotel Operations	(1,180)	(1,141)	(2,160)	(2,061)

Franchising Revenues	$66,618	$58,544	$117,080	$99,749

Franchising Margins:

Operating Margin:

Total Revenues	$140,540	$122,295	$249,958	$213,463
Operating Income	$42,114	$37,417	$72,187	$59,716

Operating Margin	30.0%	30.6%	28.9%	28.0%

Franchising Margin:

Franchising Revenues	$66,618	$58,544	$117,080	$99,749

Operating Income	$42,114	$37,417	$72,187	$59,716
Less: Hotel Operations	380	328	615	500

	$41,734	$37,089	$71,572	$59,216

Franchising Margins	62.6%	63.4%	61.1%	59.4%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2006	2005	2006	2005
Net Income	$24,136	$21,548	$41,801	$33,547
Adjustments:
Loss on Debt Extinguishment Costs	217	—	217	—

Adjusted Net Income	$24,353	$21,548	$42,018	$33,547

Weighted average shares outstanding-diluted	67,105	66,677	66,925	66,498

Diluted Earnings Per Share	$0.36	$0.32	$0.62	$0.50
Adjustments:
Loss on Debt Extinguishment Costs	—	—	0.01	—

Adjusted Diluted Earnings Per Share (EPS)	$0.36	$0.32	$0.63	$0.50

EBITDA Reconciliation

(in millions)	Q2 2006 Actuals	Q2 2005 Actuals	Full-Year 2006 Outlook
Operating Income (per GAAP)	$42.1	$37.4	$164.9
Depreciation and amortization	2.6	2.3	10.1

Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$44.7	$39.7	$175.0